                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BITWISE DESIGNS, INC.
--------------------------------------------------------------------------------
               (Name of the Corporation as Specified in Charter)

                           IRA C. WHITMAN, SECRETARY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14c-5(g)

[ ]  Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total Fee Paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration number:

     (3)  Filing party:

     (4)  Date filed:

                             BITWISE DESIGNS, INC.
                                  BUILDING 50
                           ROTTERDAM INDUSTRIAL PARK
                             SCHENECTADY, NY 12306

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 16, 1997

To the Stockholders of
BITWISE DESIGNS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BITWISE DESIGNS, INC. (the "Corporation") will be held at the The Holiday Inn Turf on Wolf Road, 205 Wolf Road, Albany, New York 12205, on January 16, 1996 at 11:00 a.m. New York time, for the purpose of electing seven (7) members to the Corporation's Board of Directors and to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The close of business on November 18, 1996 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

                                           By Order of the Board of Directors,

                                           Ira C. Whitman, Secretary

Dated: December 12, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             BITWISE DESIGNS, INC.
                               TECHNOLOGY CENTER
                           ROTTERDAM INDUSTRIAL PARK
                             SCHENECTADY, NY 12306

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 16, 1997

     This Proxy Statement and the accompanying form of proxy have been mailed on or about December 12, 1996 to the Stockholders of record of shares of Common Stock and Series A Preferred Stock on November 18, 1996 of BITWISE DESIGNS, INC., a Delaware corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. at the Holiday Inn Turf, 205 Wolf Road Stonehenge A Room, Albany, New York, on Thursday January 16, 1997 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     On November 18, 1996 (the "Record Date"), there were 7,181,751 shares of Common Stock, par value $.001 par value ("Common Stock") and 200 shares of Series A Preferred Stock, $.10 par value, issued and outstanding. Only holders of Common Stock and Series A Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one (1) vote on each matter submitted to Stockholders. SHARES OF THE CORPORATION'S COMMON STOCK AND SERIES A PREFERRED STOCK REPRESENTED BY AN EFFECTIVE PROXY IN THE ACCOMPANYING FORM WILL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED IN THE PROXY, BE VOTED FOR THE ELECTION OF THE SEVEN (7) PERSONS NOMINATED BY THE BOARD OF DIRECTORS.

     Any proxy may be revoked at any time before it is voted. A Stockholder may revoke a Proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. Election of Directors is by plurality vote, with the seven (7) nominees receiving the highest vote totals to be elected as Directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors.

     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock and Series A Preferred Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report to Stockholders for the fiscal year ended June 30, 1996, including financial statements, accompanies this Proxy Statement.

     The principal executive offices of the Corporation are located at Technology Center, Rotterdam Industrial Center, Schenectady, New York 12306. The Corporation's telephone number is (518) 356-9740.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has selected KPMG Peat Marwick, Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending June 30, 1997.

Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by KPMG Peat Marwick consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of KPMG Peat Marwick are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Corporation's Common Stock, $.001 par value and Series A Preferred Stock, $.10 par value per share. Each share of Common Stock and Series A Preferred Stock entitles its holder to one vote on each matter submitted to Stockholders, voting together as a single class. As of the Record Date, there were 7,181,751 shares of Common Stock and 200 shares of Series A Preferred Stock issued and outstanding.

     Under the terms of the Series A Preferred Stock, no shares of Series A Preferred Stock may be issued to any persons other than John Botti and Ira Whitman, currently President and Secretary, respectively of the Corporation. Additionally, the holders of the Series A Preferred Stock, voting as a separate class, have the sole right to elect a majority of the Board of Directors, and to remove any such directors elected by the holders of the Series A Preferred Stock. The Series A Preferred Stock are deemed automatically cancelled upon the occurrence of any of the following (i) the death of the holder; (ii) the voluntary termination of employment by the holder; (iii) the voluntary resignation by a holder from the Board of Directors; or (iv) the failure by such holder to own, beneficially, as determined under Regulation 13d-3 of the Exchange Act of 1934, at least 5% of the issued and outstanding Common Stock of the Corporation.

     The following table sets forth certain information as of December 12, 1996 with respect to (i) each director and each executive officer, (ii) and all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934), known by the Corporation to be the beneficial owner of more than five (5%) percent of the Corporation's Common Stock and Series A Preferred Stock.

                                                                AMOUNT AND NATURE
                                   NAME AND ADDRESS OF            OF BENEFICIAL       PERCENTAGE
      TYPE OF CLASS                 BENEFICIAL HOLDER             OWNERSHIP(1)         OF CLASS
-------------------------    -------------------------------    -----------------     ----------
Common                       John T. Botti                              629,223(2)        8.9%
                             c/o Bitwise Designs
                             Rotterdam Industrial Park
                             Schenectady, NY 12306
Common                       Ira C. Whitman                             536,538(3)        7.6%
                             c/o Bitwise Designs
                             Rotterdam Industrial Park
                             Schenectady, NY 12306
Common                       John W. Loofbourrow                         78,350(4)        1.1%
                             c/o John W. Loofbourrow
                             Associates, Inc.
                             One World Trade Center
                             Suite 2413 New York, NY 10048
Common                       Dennis Bunt                                 95,000(5)          1%
                             c/o Bitwise Designs, Inc.
                             Rotterdam Industrial Park
                             Schenectady, New York 12306

                                                                AMOUNT AND NATURE
                                   NAME AND ADDRESS OF            OF BENEFICIAL       PERCENTAGE
      TYPE OF CLASS                 BENEFICIAL HOLDER             OWNERSHIP(1)         OF CLASS
-------------------------    -------------------------------    -----------------     ----------
Common                       Donald J. Payne                            147,000(6)        2.1%
                             c/o Bitwise Designs, Inc.
                             Rotterdam Industrial Park
                             Schenectady, New York 12306
Common                       J. Edward Sheridan                          50,000(7)          *
                             Sheridan Management Co.
                             421 Sasco Hill Rd.
                             Fairfield, CT 06430
Common                       Richard F. Clowes                           50,000(8)          *
                             Nonstop Networks Ltd.
                             20 Waterside Plaza #6J
                             New York, NY 10010
Common                       William E. Bierlin, Jr.                     36,923(9)          *
                             c/o W. H. Newbold's Son & Co.
                             500 Old York Road
                             Jenkintown, PA 19046
Series A Preferred Stock     John T. Botti                                  100(10)        50%
                             c/o Bitwise Designs, Inc.
                             Rotterdam Industrial Park
                             Schenectady, N.Y. 12306
Series A Preferred Stock     Ira C. Whitman                                 100(11)        50%
                             c/o Bitwise Designs, Inc.
                             Rotterdam Industrial Park
                             Schenectady, N.Y. 12306
Directors/Officers as a group                                         1,598,034            21%

---------------
  *  percentage not significant

 (1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

 (2) Includes vested stock options to purchase 385,185 shares of Common Stock. Does not include non-vested options to purchase 375,000 shares of Common Stock.

 (3) Includes vested stock options to purchase 260,185 shares of Common Stock. Does not include non-vested options to purchase 150,000 shares of Common Stock.

 (4) Includes shares held by John W. Loofbourrow Associates, Inc. Profit Sharing Plan and options to purchase 30,000 shares of Common Stock.

 (5) Includes vested options to purchase 94,000 shares of Common Stock. Includes 1,000 shares of Common Stock owned by Mr. Bunt's wife.

 (6) Includes options to purchase 40,000 shares of Common Stock. Also includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share.

 (7) Includes vested options to purchase 50,000 shares of Common Stock.

 (8) Includes vested options to purchase 50,000 shares of Common Stock.

 (9) Does not include 9,978 shares of Common Stock owned by Mr. Bierlin's spouse. Mr. Bierlin disclaims ownership of all shares owned by his wife. Includes vested options to purchase 30,000 shares of Common Stock.

(10) See footnote (2). Each share of Series A Preferred Stock is entitled to ten
     (10) votes per share.

(11) See footnote (3). Each share of Series A Preferred Stock is entitled to ten
     (10) votes per share.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Corporation's Directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Officers, Directors an greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by the Corporation, the Corporation believes that during the fiscal year ended June 30, 1996, all officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements except that each of the non-employee directors of the Corporation filed a late Form 4 for the month of September 1996 to report the automatic grant of options under the Non-Employee Director Plan.

                           I.  ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven (7) members elected for a term of one year and until their successors are duly elected and qualified. There is one vacancy on the Board of Directors as a result of the resignation by Mr. Barry Steinberg in September 1996. The remaining members of the Board of Directors has the rights to fill all vacancies on the Board resulting from the resignation of any member. The Board has not determined at this time whether to fill the current vacancy.

     The affirmative vote of a plurality of the outstanding shares of Common Stock and Series A Preferred Stock, entitled to vote for Directors at the Annual Meeting is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

     The following table sets forth certain information as of December 12, 1996 with respect to the directors and executive officers of the Corporation, including the seven (7) nominees who will be selected at the 1997 Annual Meeting.

            NAME              AGE                           OFFICE
----------------------------  ----    --------------------------------------------------
John T. Botti...............    32    President, Chief Executive Officer and Chairman of
                                      the Board
Ira C. Whitman..............    33    Senior Vice-President -- Research and Development,
                                      Secretary and Director
Donald J. Payne.............    63    Chief Operating Officer and Director
John W. Loofbourrow.........    58    Director
J. Edward Sheridan..........    60    Director
Richard F. Clowes...........    60    Director
William E. Bierlin, Jr......    55    Director

     All directors hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of the Corporation. Pursuant to the terms of the documents governing the acquisition of System Solutions Technology, Inc. ("SST") in August 1994, granted the former principals of SST the right to nominate one (1) person to the Board of Directors for three (3) years. Mr. Bierlin serves as the SST nominee. Mr. Barry Steinberg resigned as a director of the Company on September 19, 1996. Mr. Steinberg had served as a director since December 1994.

     In connection with the Company's private placement through Whale Securities Co., L.P. ("Whale"), completed in December 1995, the Company granted Whale the right to nominate one person to the Company's Board of Directors, or in the alternative, a person to attend meetings of the Board of Directors. To date, Whale has not exercised its right to have a nominee elected to the Board.

     John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since the incorporation of the Company in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute ("RPI") with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

     Ira C. Whitman, a co-founder, is Senior Vice-President -- Research and Development and a Director of the Company since the incorporation of the Company in August 1985. Mr. Whitman graduated from RPI in 1984 with a B.S. -- Computer and Systems Engineering and in 1990 he earned a Masters in Engineering from RPI.

     Donald J. Payne joined the Board of Directors in June 1992. Mr. Payne was hired by the Company in January 1996, as Chief Operating Officer of the Company and as President of the DocStar Division. Prior to that, Mr. Payne was President of Federal Armored Express Air Courier Division since 1993. From 1990 to 1993 he was the President and Chief Executive Officer of Enable Software, Inc. From 1983 to 1990, he was President of Federal Armored Express, Inc. From 1977 to 1983, Mr. Payne was Executive Vice President, North American Operations for Brinks, Inc. For approximately 22 years prior to 1977, Mr. Payne served in various investment management capacities within the computer software and hardware industry, 17 of which were with International Business Machines Corporation. Mr. Payne holds a B.B.A. degree from Adelphi University.

     John W. Loofbourrow has been a Director of the Company since September of 1987. From June 1979 to the present, Mr. Loofbourrow has been the principal of John W. Loofbourrow Associates, Inc., a broker-dealer registered with the National Association of Securities Dealers, Inc. specializing in institutional private debt financing. Mr. Loofbourrow holds a B.S. degree in engineering from RPI.

     J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President -- Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm. Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

     Richard F. Clowes joined the Board of Directors in June 1992. Mr. Clowes is currently Vice President of Nonstop Networks Limited where he is responsible for sales, marketing and product planning. For approximately twenty years prior to 1989, Mr. Clowes served in various capacities in the computer industry, 13 of which with International Business Machines Corporation holding various positions in sales, technical support and management. He was educated at Rugby and Warwick University (B.S. Economics) in England, and holds an Associate Professorship at City University of New York, in Library Information Science.

     William E. Bierlin, Jr. joined the Board of Directors in August 1994, as the nominee for the former Systems Solutions Technology shareholders pursuant to the terms of the acquisition of SST. Mr. Bierlin has been a Managing Director of
W. H. Newbold's Son & Co. Inc., a division of Fahnestock & Co., Inc., since 1980 and its Chairman since 1991. Prior to 1980, Mr. Bierlin was employed at DeHaven & Townsend Crouten & Bodine where he was a member of the Executive Committee and the Board of Directors from 1975 through 1978.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three (3) Committees: Audit, Compensation and Executive Committee.

     Audit Committee. The members of the Audit Committee are J. Edward Sheridan, William E. Bierlin, Jr. and John W. Loofbourrow. The Audit Committee acts to: (i) acquire a complete understanding of the Corporation's audit functions; (ii) review with management the finances, financial condition and interim financial statements of the Corporation; (iii) review with the Corporation's independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. During the fiscal year ended June 30, 1996, the Audit Committee did not meet. The Audit Committee did, however, meet in September 1996.

     Executive Committee. The members of the Executive Committee are John Botti, Ira C. Whitman and Donald Payne. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000; (iii) to grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of the Company's securities; (v) authorize the acquisition of any major assets or business or change the business of the Corporation; or (vi) authorize any employment agreements in excess of $75,000. During the fiscal year ended June 30, 1996, the Executive Committee held no meetings.

     Compensation Committee.  The members of the Compensation Committee are John
W. Loofbourrow, William E. Bierlin, Jr. and J. Edward Sheridan. The Compensation Committee functions include administration of the Corporation's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Corporation. During the fiscal year ended June 30, 1996, the Compensation Committee held no meetings.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1996, the Board of Directors of the Company met on four (4) occasions and voted by unanimous written consent on 1 occasion. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

  Executive Compensation

     The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the years ended June 30, 1996, 1995 and 1994 to each of the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                             COMPENSATION AWARDS
                                                                                          --------------------------
                                                                                                            NO. OF
                                        ANNUAL COMPENSATION                                               SECURITIES
                                  --------------------------------         OTHER          RESTRICTED      UNDERLYING
                                  FISCAL                                   ANNUAL           STOCK          OPTIONS/
  NAME AND PRINCIPAL POSITION      YEAR       SALARY        BONUS       COMPENSATION       AWARD(S)          SARS
-------------------------------   ------      -------      -------      ------------      ----------      ----------
John Botti.....................    1996       $90,000(1)         0(1)     $  1,472(2)          0(3)               0
Chairman, President and Chief      1995       $85,962            0        $  1,179             0            600,000
Executive Officer                  1994       $39,231            0         $ 1,179             0                  0
Donald Payne...................    1996       $43,554            0        $ 42,729(9)          0            100,000(10)
Chief Operating Officer,
President -- DocStar Div. --
Director
Samuel Taylor(4)...............    1996       $44,457      $12,000        $ 91,536(5)          0                  0(7)
President of Electrograph          1995       $40,752      $ 8,760        $ 82,483             0             15,000
Systems, Inc.
Joseph Vartabedian(4)..........    1996       $77,500      $77,480        $  2,516(6)          0                  0(8)
President of Systems Solutions     1995       $67,782      $51,669        $  2,316             0             80,000
Technology, Inc.

---------------
 (1) Pursuant to the terms of his employment agreement dated July 1, 1995, Mr. Botti is to receive a cash bonus each year during the term of agreement equal to 3% of the pre-tax profits of the Company, which criteria was not met in 1996, therefore, no bonuses were issued. Additionally, Mr. Botti is entitled to receive $100,000 in salary per year; approximately $10,000 has been accrued for Mr. Botti's salary for fiscal year 1996 which will be paid in fiscal 1997. See "Employment Agreements."

 (2) Includes: (i) for 1996, an automobile and expenses of $1,213 and the payment of premiums on a term life insurance policy of $259; (ii) for 1995, an automobile and expenses of $963 and the payment of premiums on a term life insurance policy of $216 and (iii) for 1994, an automobile and expenses of $963 and the payment of premiums on a term life insurance policy of $216. See "Employment Agreements."

 (3) No restricted stock awards were granted to Mr. Botti in fiscal 1996. Mr. Botti, however, owned 244,038 restricted shares of the Company's Common Stock on June 30, 1996, the market value of which was approximately $1,159,000 on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

 (4) For the period August 18, 1994 through June 30, 1996. Neither Mr. Taylor nor Mr. Vartabedian were employed by the Company prior to August 18, 1994.

 (5) Includes: (i) for fiscal years 1996 and 1995, commissions of $86,436 and 82,023 (ii) for fiscal years 1996 and 1995, personal automobile expenses of $5,100 and $460, respectively.

 (6) Includes for fiscal years 1995 and 1996 (i) personal automobile expenses of $2,400 and $2,200 (ii) the payment of premiums on a term life insurance policy of $116 and $116, respectively.

 (7) On June 30, 1995, the Compensation Committee of the Board of Directors granted to Mr. Taylor options to purchase 15,000 shares of common stock at an exercise price of $1.5625 per share. The options vest at the rate of 5,000 per year commencing June 30, 1996 and are exercisable over a five-year term expiring June 30, 2000.

 (8) In connection with the Company's acquisition of SST, and its employment of Mr. Vartabedian, the Company granted options to Mr. Vartabedian to acquire 80,000 shares of Common Stock at an exercise price of $5.125 per share. The options expire on August 22, 1999 and vest at the rate of 20,000 shares per year commencing August 25, 1995. On June 30, 1995, the Compensation Committee of the Board of Directors cancelled the options previously granted and issued 80,000 new options with an exercise price of $3.50 per share.

 (9) Includes (i) personal automobile expenses of $1,177, (ii) the payment of premiums on a term life insurance policy of $84 and (iii) consulting fees of $41,468 which were paid prior to Mr. Payne being hired by the Company.

(10) On June 30, 1995, Mr. Payne was granted five-year warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share.

STOCK OPTION GRANTS

     No stock options were granted during the year ended June 30, 1996, under the Company's 1992 Employees Stock Option Plan to any of the named executive officers of the Company. Additionally, no Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year. On June 30, 1995, Mr. Payne was granted five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.56 per share.

     The following table contains information with respect to the named executive officers concerning options held as of the year ended June 30, 1996.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                    SHARES                    NUMBER OF UNEXERCISED        IN-THE-MOUTH OPTIONS
                                  ACQUIRED ON    VALUE     OPTIONS AS OF JUNE 30, 1996      AT JUNE 30, 1996(1)
              NAME                 EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------------------  -----------   --------   ---------------------------   -------------------------
John T. Botti...................       0         --           385,185/375,500              $829,628/1,781,250
Joseph Vartabedian..............       0         --            40,000/40,000                $190,000/190,000
Samuel Taylor...................       0         --            5,000/10,000                 $ 23,750/47,500
Donald Payne(2).................       0         --              140,000/0                     $665,500/0

---------------

(1) Based upon the closing price ($4.75 per share) of the Company's Common Stock on June 30, 1996 less the exercise price for the aggregate number of shares subject to the options.

(2) Includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share. The warrants were issued on June 30, 1995 and are exercisable over a five-year period.

EMPLOYMENT AGREEMENTS

     Effective July 1, 1995, the Company entered into a new employment agreement with Mr. Botti for a five year term ending June 30, 2000. The employment agreement provides for (i) annual compensation of $100,000 for the first year of the agreement, increasing by 10% in each of the second and third years; (ii) a bonus of 3% of the Company's pre-tax net income, with such additional bonuses as may be awarded in the discretion of the Board of Directors; (iii) the award of non-qualified stock options to purchase 600,000 shares of the Company's common stock at an exercise price of $1.5625 per share of which 100,000 vested in on June 30, 1995, 125,000 vested on June 30, 1996 and 125,000 vest on each of June 30, 1996, 1997, 1998 and 1999; (iv) certain insurance and severance benefits and
(v) automobile and expenses.

     In August 1994, the Company entered into an employment agreement with Joseph Vartabedian pursuant to which Mr. Vartabedian agreed to serve as the President of the Company's subsidiary, Systems Solutions Technology, Inc. Prior to the acquisition of SST by the Company in August, 1994, Mr. Vartabedian served as its President. Under the terms of the employment agreement, Mr. Vartabedian received annual compensation in the amount of $77,500. He is also entitled to
(i) a profit bonus equal to (a) 25% of the first $400,000 of net profit, (b) 20% of the next $200,000 of profit and (c) 15% of any profit exceeding $600,000 and
(ii) a revenue bonus equal on a sliding scale of between $5,000 and $15,000 if revenues are at least $9,000,000. The employment agreement is for a term of two years and expired in August 1996.

COMPENSATION OF DIRECTORS

     In August 1994 the Company entered into a consulting agreement with Barry Steinberg pursuant to which Mr. Steinberg agreed to serve as a consultant to the Company and its subsidiary, Electrograph Systems, Inc. Effective June 30, 1995, the Company and Mr. Steinberg agreed to amend the terms of the award of options under the consulting agreement. Prior to the acquisition of Electrograph Systems, Inc, by the Company in August 1994, Mr. Steinberg served as its Chairman of the Board and was its founder. Under the terms of Mr. Steinberg's amended consulting agreement, Mr. Steinberg rendered consulting services until August 1996 and received warrants to purchase up to 75,000 shares of Common Stock of the Corporation with an exercise price of $1.5625 per share. On September 19, 1996, Mr. Steinberg resigned as a Director of the Company.

     Effective June 30, 1995, the Company entered into a consulting agreement with Donald Payne pursuant to which Mr. Payne will provide certain services to the Company with respect to marketing and sales of its DocStar system. Pursuant to the agreement, Mr. Payne received compensation equal to $700 per diem and warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share. Subsequently, in January 1996, Mr. Payne was hired as Chief Operating Officer of the Company and President of the DocStar Division.

     Directors were not compensated for their services as such during the last fiscal year. The Directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors.

STOCK OPTION PLANS

     In April 1992, the Company adopted the 1992 Employees Stock Option Plan (the "1992 Plan") which provided for the grant of options to purchase up to 600,000 shares of the Company's Common Stock. On January 26, 1995, the stockholders of the Company approved an amendment to the 1992 Plan to increase the number of shares of Common Stock available under the 1992 Plan to 3,000,000 shares. Under the terms of the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs").

     The 1992 Plan is administered by a Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted. Whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option, shall be determined by the Committee. The Board or Committee shall have full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto.

     Under the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" will be the closing NASDAQ bid price, or if the Company's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

     The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

     Unless sooner terminated, the 1992 Plan will expire in April, 2002.

     In April, 1992, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by the Company's stockholders in May, 1992. The Director Plan provides for issuance of a maximum of 400,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options are granted under the Director Plan until April, 2002 to (i) non-executive directors as defined and (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 10,000 shares, upon joining the Board of

Directors, and on each September 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such September 1st. Similarly, each eligible director of an advisory board will receive, upon joining the advisory board, and on each September 1st thereafter, an option to purchase 5,000 shares of the Company's Common Stock, providing such person has served as a director of the advisory board for the previous 12 month period.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" will be the closing NASDAQ bid price, or if the Company's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or if the Common Stock is not quoted by any of the above by the Board of Directors acting in good faith. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The By-Laws of the Corporation provide for indemnification of officers and directors of the Corporation to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Corporation, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, the Corporation's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Corporation or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Corporation nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. John T. Botti, the Company's President and Chairman of the Board, and Ira C. Whitman, the Company's Senior Vice-President, have guaranteed loans to the Company of $250,000 by the Fleet Bank of New York ("Fleet") under the U.S. Small Business Administration Loan Guarantee Program; $100,000 by the Schenectady Economic Development Corporation. Mr. Botti has also personally guaranteed the lease of the Company's facilities from Rotterdam Ventures, Inc. the Company may attempt to negotiate with these entities to cancel or limit the personal guarantees. The U.S. Small Business Administration loan was paid off subsequent to June 30, 1995.

     Except as disclosed herein, the Company has not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of the Company's Common Stock.

     On July 17, 1995, the Company entered into an agreement with Whale Securities Co., L.P. pursuant to which Whale Securities has been retained as the Company's financial consultant and investment banker for a one year period. Under the terms of the consulting agreement, Whale Securities receives a consulting fee of $2,500 per month and received five year warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share.

     For information concerning employment agreements with, and compensation of, the Company's executive officers and directors, see "MANAGEMENT -- Executive Compensation."

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the Corporation's 1998 Annual Meeting of Stockholders must be received by the Corporation on or prior to September 27, 1997 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1998 Annual Meeting of Stockholders.

                             FINANCIAL INFORMATION

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO IRA C. WHITMAN, SECRETARY, BITWISE DESIGNS, INC. TECHNOLOGY CENTER, ROTTERDAM INDUSTRIAL PARK, SCHENECTADY, NY 12306. Each such request must set forth a good faith representation that as of November 18, 1996 the person making the request was the beneficial owner of Common Shares or Series A Preferred Stock of the Corporation entitled to vote at the Annual Meeting of Stockholders.

                               II. OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Ira C. Whitman, Secretary

December 12, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             BITWISE DESIGNS, INC.

               ANNUAL MEETING OF STOCKHOLDERS -- JANUARY 16, 1997

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints John T. Botti and Ira C. Whitman, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock, and Series A Preferred Stock of BITWISE DESIGNS, INC. owned by the undersigned at the Annual Meeting of Stockholders of BITWISE DESIGNS, INC. to be held on January 26, 1996 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

I.   ELECTION OF DIRECTORS
     FOR all nominees listed below (except as
     marked to the contrary below)                   [ ]
                                                                           WITHHOLD AUTHORITY to vote for all nominees
                                                                           listed below                                    [ ]

       (INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

         John T. Botti                           Richard F. Clowes                       John W. Loofbourrow
         Donald J. Payne                         J. Edward Sheridan                      Ira C. Whitman
         William E. Bierlin, Jr.

         and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated December 12, 1996, receipt of which is hereby acknowledged.


                           (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF SIX DIRECTORS UNLESS CONTRARY INSTRUCTIONS ARE GIVEN.

         Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                                               Dated: , 199

                                               ----------------------------
                                                       Signature(s)

                                               ----------------------------

                                               (Please date and sign
                                               exactly as name appears at
                                               left. For joint accounts,
                                               each joint owner should
                                               sign, Executors,
                                               administrators, trustees,
                                               etc., should also so
                                               indicate when signing.)